Exhibit 10.1

GREENMAN TECHNOLOGIES, INC.

May 7, 2007

Mr. Lloyd W. Davis
Senior Credit Officer
Laurus Family of Funds
825 3rd Avenue, 14th Floor
New York, NY 10022

Subject:  Deferral of Term Loan Principal Payments

Dear Lloyd,

Pursuant to our discussions, I am requesting that Laurus agree to reduce the monthly principal payments due under our Secured Non-Convertible Term Note dated as of June 30, 2006 for the period of July 2007 to September 2008 to $100,000 per month. The resulting $1,500,000 of deferred principal payments will be added to our last payment due in June 2009. Please also confirm no further documentation is required to evidence this agreement.

Please let me know of any questions. If you are in agreement with our request, please note your agreement below and return an executed copy to my attention via email. Thank you again for your continued cooperation.

Sincerely,

/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Agreed to by:

/s/ Lloyd Davis
Laurus Capital Management, LLC
On behalf of Laurus Master Fund, Ltd.